QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

Independent Auditors' Consent

The Board of Directors
Dividend Capital Trust Inc.:

        We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts" in the prospectus.

KPMG LLP

Denver, Colorado
March 5, 2004

QuickLinks

Independent Auditors' Consent